UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 8, 2025

Date of Report (Date of earliest event reported)

Drugs Made In America Acquisition II Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-42863	98-1815624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 East Broward Boulevard, Suite 700 Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 870-3099

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share and one Right to receive one-tenth (1/10) of one Ordinary Share	DMIIU	The Nasdaq Stock Market LLC
Ordinary Shares, par value $0.0001 per share	DMII	The Nasdaq Stock Market LLC
Rights, each entitling the holder to receive one-tenth (1/10) of one Ordinary Share	DMIIR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Principal Financial and Accounting Officer

On October 8, 2025, Glenn Worman, the Chief Financial Officer and principal financial and accounting officer of Drugs Made In America Acquisition II Corp. (the “Company”) delivered to the Company a notice of resignation from his position as Chief Financial Officer and principal financial and accounting officer of the Company. Mr. Worman’s resignation is effective October 8, 2025. Mr. Worman indicated that his resignation was not the result of any disagreement with the Company regarding its operations, policies, practices or otherwise.

Appointment of Principal Financial and Accounting Officer

On November 17, 2025, the Company appointed Saleem Elmasri as Chief Financial Officer and principal financial and accounting officer of the Company and entered into a Master Services Agreement (the “Consulting Agreement”) with Titan Advisory Services LLC for the provision of such principal financial and accounting officer services by Mr. Elmasri. Mr. Elmasri’s appointment to principal financial and accounting officer of the Company will be effective beginning November 17, 2025. Under the terms of the Consulting Agreement, the Company will pay Titan Advisory Services LLC $42,000 per year, or $3,500 per month, for services rendered by Mr. Elmasri as Chief Financial Officer. In addition, the Company shall grant, or the Company’s Chief Executive Officer, Lynn Stockwell, shall transfer 100,000 shares of the Company’s ordinary shares to Saleem Elmasri upon engagement.

Mr. Elmasri’s biographical information is as follows:

Mr. Elmasri is a CPA and seasoned business professional with 20 years of experience in financial and management consulting. Mr. Elmasri began his career at PricewaterhouseCoopers(“PwC”) and worked on several of the firm’s Fortune 500 clients, primarily focused on the Life Sciences and Pharmaceutical industry. From PwC, he transitioned to lead advisory practices at boutique consulting firms, specializing in transaction and complex accounting advisory.

From September 2020 to the present, he has served as the Managing Partner at Titan Advisory Services LLC, a boutique advisory firm focused on providing collaborative and customized financial operations and CFO services to early-stage companies. From June 2019 to August 2020, he was Managing Director at DLA LLC. From March 2018 to June 2019, he worked as Senior Director for Pine Hill Group LLC, a boutique accounting and transaction advisory firm. From September 2007 to March 2018, Mr. Elmasri advanced through a series of progressively responsible roles, culminating in the position of Senior Manager for PricewaterhouseCoopers LLP, a Big-4 Accounting and Global Professional Services firm. Mr. Elmasri received B.S. degrees in Accounting and Finance from Rutgers University in 2007.

In connection with his appointment, Mr. Elmasri is expected to enter into an Indemnity Agreement, a Letter Agreement and a Registration Rights Agreement with the Company on the same terms as the other directors and officers of the Company that executed similar agreements at the time of the consummation of the Company’s initial public offering. The Indemnity Agreement, Letter Agreement and Registration Rights Agreement will be in the forms of the agreement that are filed as exhibits to the Company’s Annual Report on Form 10-K, which was filed with the U.S. Securities and Exchange Commission. Other than the foregoing, Mr. Elmasri is not party to any arrangement or understanding with any person pursuant to which he was appointed as an executive officer of the Company, nor is he party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company. There are no family relationships between Mr. Elmasri and any of the Company’s directors and executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2025

DRUGS MADE IN AMERICA ACQUISITION II CORP.

By:	/s/ Lynn Stockwell
Name:	Lynn Stockwell
Title:	Chief Executive Officer

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